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                                                               Exhibit 23(e)(ii)

                          streetTRACKS(R) Series Trust
                               One Lincoln Street
                                Boston, MA 02111

State Street Global Markets, LLC
One Lincoln Street
Boston, MA 02111

Ladies and Gentlemen:

     Reference is made to the Distribution Agreement between us dated as of September 22, 2000 (the "Agreement").

     Pursuant to the Agreement, this letter is to provide notice of the creation of an additional investment portfolio of streetTRACKS(R) Series Trust, the SPDR(R) O-Strip ETF (the "New Portfolio").

     In accordance with the Section 1 of the Agreement, we request that you act as Distributor with respect to the New Portfolio.

     Please indicate your acceptance of the foregoing by executing two copies of this Agreement, returning one to the Trust and retaining one copy for your records.

                                             Sincerely,

                                             streetTRACKS(R) Series Trust


                                             By: /s/ James Ross
                                                 -------------------------------
                                                 James Ross, President


                                             Accepted:

                                             State Street Global Markets, LLC


                                             By: /s/ Vincent Manzi
                                                 -------------------------------
                                                 Vincent Manzi

As of August 30, 2004